EXHIBIT 23(a)

INDEPENDENT AUDITORS’ CONSENT

NEOGEN CORPORATION AND SUBSIDIARIES

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-66357, 333-101638 and
333-101639) pertaining to the various stock option, employee stock purchase and other plans of Neogen Corporation and subsidiaries of our report dated July 18, 2003, with respect to the consolidated financial statements and schedule of Neogen Corporation and subsidiaries included in the Annual Report (Form 10-K) for the year ended May 31, 2003.

/s/ Ernst & Young LLP

Grand Rapids, Michigan
August 25, 2003